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                                                                     Exhibit 5.1

                                  June 22, 2004



Board of Directors
Sovereign Bancorp, Inc.
1500 Market Street
Philadelphia, Pennsylvania  19102

Re:  Shelf Registration Statement on Form S-3


Ladies and Gentlemen:

         In connection with the registration of trust preferred securities, guarantees of trust preferred securities, common stock, debt securities, preferred stock, securities warrants, depositary shares, stock purchase contracts, and stock purchase units with an aggregate initial public offering price of up to $1,000,000,000, by Sovereign Bancorp, Inc. (the "Company"), Sovereign Capital Trust V ("Trust V"), and Sovereign Capital Trust VI ("Trust VI", and collectively with Trust V the "Trusts"), covered by the Registration Statement on Form S-3 (the "Registration Statement") of the Company and the Trusts, we, as counsel to the Company and the Trusts, have reviewed:

         (1) the Articles of Incorporation of the Company;

         (2) the Bylaws of the Company;

         (3) a subsistence certificate with respect to the Company issued by the Pennsylvania Department of State on May 7, 2004;

         (4) resolutions adopted by the Company's Board of Directors (the "Board of Directors") on February 18, 2004;

         (5) the Registration Statement;

         (6) the Subordinated Indenture (the "Subordinated Indenture") and the Senior Indenture (the "Senior Indenture") both dated as of February 1, 1994 between the Company and BNY Midwest Trust Company (successor to Harris Trust and Savings Bank);

         (7) the Junior Subordinated Indenture (the "Junior Subordinated Indenture") dated as of September 1, 1999 between the Company and BNY Midwest Trust Company (successor to Harris Trust and Savings Bank);

         (8) forms of the trust preferred securities, the guarantees of trust preferred securities, the debt securities, the securities warrants, the stock purchase contracts, and the deposit agreement;




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Board of Directors
Sovereign Bancorp, Inc.
June 22, 2004
Page 2


         (9) the Certificate of Trust of Trust V, as filed with the Secretary of State of the State of Delaware (the "Secretary of State") on April 16, 2004;

         (10) the Certificate of Trust of Trust VI, as filed with the Secretary of State on April 16, 2004;

         (11) the Declaration of Trust of Trust V, dated as of March 24, 2004 among the Company and the trustees of Trust V named therein;

         (12) the Declaration of Trust of Trust VI, dated as of March 24, 2004 among the Company and the trustees of Trust VI named therein; and

         (13) a form of Amended and Restated Declaration of Trust for each of the Trusts, to be entered into between the Company, and the trustees of the Trust named therein (including Annex I and Exhibits A-1 and A-2 thereto) (collectively, the "Declarations" and individually, a "Declaration"), filed as exhibits to the Registration Statement.

         The documents listed above are hereinafter collectively referred to as the "Documents."

                             _______________________

         Based upon our review of the Documents, and subject to the limitations, qualifications, exceptions and assumptions stated hereafter, it is our opinion that:

         (a) The Company has been duly incorporated under the laws of the Commonwealth of Pennsylvania and is validly existing and in good standing under the laws of such Commonwealth.

         (b) The Subordinated Indenture and the Senior Indenture, both dated as of February 1, 1994 and the Junior Subordinated Indenture dated as of September 1, 1999 (each, an "Indenture" and collectively, the "Indentures") between the Company and BNY Midwest Trust Company (successor to Harris Trust and Savings
Bank), as trustee (the "Trustee"), have been duly authorized, executed, and delivered by the Company, and constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms.

         (c) The debt securities covered by the Registration Statement have been duly authorized for registration under the Securities Act of 1933, as amended (the "Act"), and when (i) the Board of Directors has authorized the issuance thereof and established the terms thereof, (ii) officers' certificates have been duly executed and delivered in accordance with the applicable Indenture, (iii) the debt securities have been executed and authenticated in the manner set forth in the applicable Indenture, (iv) the pertinent provisions of such state securities and "blue sky" laws as are applicable have been complied with, and
(v) the debt securities have been issued, sold, and delivered in accordance with




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Board of Directors
Sovereign Bancorp, Inc.
June 22, 2004
Page 3


the Registration Statement, the prospectus and any prospectus supplement relating thereto against payment therefor as contemplated by the applicable underwriting agreement, the debt securities will be validly executed, authenticated, issued, and delivered, and will constitute valid and legally binding obligations of the Company enforceable in accordance with their respective terms and the terms of the applicable Indenture.

         (d) The common stock covered by the Registration Statement has been duly authorized for registration under the Act, and when (i) the Board of Directors has authorized the issuance thereof, (ii) the pertinent provisions of such state securities and "blue sky" laws as are applicable have been complied with, and (iii) such shares are duly issued, sold and delivered against payment therefor as contemplated by the applicable underwriting agreement, pursuant to and in accordance with the terms described in the Registration Statement, the prospectus, and any prospectus supplement relating thereto, such common stock will be validly issued by the Company and fully paid and nonassessable.

         (e) The preferred stock covered by the Registration Statement has been duly authorized for registration under the Act, and when (i) the Board of Directors has authorized the issuance thereof and established the terms thereof,
(ii) a Statement with Respect to Shares has been duly filed with the Secretary of State of the Commonwealth of Pennsylvania, (iii) the pertinent provisions of such state securities and "blue sky" laws as are applicable have been complied with, and (iv) such shares have been duly issued, sold and delivered against payment therefor as contemplated by the applicable underwriting agreement pursuant to and in accordance with the terms described in the Registration Statement, the prospectus and any prospectus supplement relating thereto, such preferred stock will be validly issued by the Company and fully paid and nonassessable.

         (f) The securities warrants covered by the Registration Statement have been duly authorized for registration under the Act, and when (i) the Board of Directors has authorized the issuance thereof and established the terms thereof,
(ii) the securities warrant agreement has been duly executed and delivered by the Company to the securities warrant agent, (iii) the securities warrants have been executed and authenticated in the manner set forth in the securities warrant agreement, (iv) the pertinent provisions of such state securities and "blue sky" laws as are applicable have been complied with, and (v) the securities warrants have been issued, sold and delivered against payment therefor as contemplated by the applicable underwriting agreement, pursuant to and in accordance with the Registration Statement, the prospectus and any prospectus supplement relating thereto, such securities warrants will be validly executed, authenticated, issued, and delivered and will constitute valid and legally binding obligations of the Company enforceable in accordance with their respective terms and the terms of the warrant agreement.

         (g) The stock purchase contracts covered by the Registration Statement have been duly authorized for registration under the Act, and when (i) the Board of Directors has authorized the issuance thereof and established the terms thereof, (ii) the stock purchase contracts have been duly executed and delivered





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Board of Directors
Sovereign Bancorp, Inc.
June 22, 2004
Page 4


by the Company, (iii) the pertinent provisions of such state securities and "blue sky" laws as are applicable have been complied with, and (iv) the stock purchase contracts have been issued, sold and delivered against payment therefor as contemplated by the applicable underwriting agreement, pursuant to and in accordance with the Registration Statement, the prospectus and any prospectus supplement relating thereto, such stock purchase contracts will be validly executed, issued, and delivered and will constitute valid and legally binding obligations of the Company enforceable in accordance with their respective terms.

         (h) The depositary shares covered by the Registration Statement have been duly authorized for registration under the Act, and when (i) the Board of Directors has authorized the issuance of such depositary shares and the underlying preferred stock and established the terms of such depositary shares and underlying preferred stock, (ii) a Statement with Respect to Shares with respect to the underlying preferred stock has been duly filed with the Secretary of State of the Commonwealth of Pennsylvania, (iii) the deposit agreement has been duly executed and delivered by the Company to the preferred stock depositary, (iv) the depositary shares have been executed by the preferred stock depositary in the manner set forth in the deposit agreement, (v) the pertinent provisions of such state securities and "blue sky" laws as are applicable have been complied with, and (vi) the depositary shares have been issued, sold, and delivered against payment therefor as contemplated by the applicable underwriting agreement, pursuant to and in accordance with the terms of the Registration Statement, the prospectus, and any applicable prospectus supplement relating thereto, such depositary shares will be validly issued and delivered and will be fully paid and nonassessable.

         (i) Assuming (i) appropriate corporate action is taken in the future to authorize the issuance of debt securities, preferred stock or common stock upon exercise of any securities warrants and to establish the terms thereof, (ii) a sufficient number of shares of common stock or preferred stock is authorized under the Company's articles of incorporation on the date of exercise of any securities warrants, (iii) the securities warrants have been duly executed, delivered, authenticated, issued and exercised in accordance with their terms and the terms of the applicable warrant agreement and in the manner described in the Registration Statement, the prospectus and any prospectus supplement relating thereto, and (iv) no change occurs in any applicable law or pertinent facts, when (x) the pertinent provisions of all securities laws, including state securities and "blue sky" laws, as may be applicable have been complied with,
(y) the securities warrants are exercised in accordance with their terms and terms of the warrant agreement, and (z) the debt securities, preferred stock or common stock, as the case may be, have been duly executed, authenticated and delivered, the debt securities issuable upon the exercise of any securities warrants will constitute legal and valid obligations of the Company, enforceable in accordance with their respective terms and entitled to the benefit of the applicable Indenture, and the preferred stock or common stock, as the case may be, issuable upon the exercise of any securities warrants will be duly authorized, validly issued and fully paid and nonassessable.





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Board of Directors
Sovereign Bancorp, Inc.
June 22, 2004
Page 5


         (j) Assuming (i) a sufficient number of shares of common stock or preferred stock is authorized under the Company's articles of incorporation on the date of conversion of any convertible preferred stock, (ii) appropriate corporate action is taken in the future to authorize the issuance of any shares of common stock or preferred stock (including the filing of a Statement with Respect to Shares with the Secretary of State of the Commonwealth in the case of preferred stock) upon conversion of any convertible preferred stock and to establish the terms thereof, (iii) the preferred stock has been duly issued and converted in accordance with its terms and in the manner described in the Registration Statement, the prospectus and any prospectus supplement relating thereto, and (iv) no change occurs in any applicable law or pertinent facts, when (x) the pertinent provisions of all securities laws, including state securities and "blue sky" laws, as may be applicable have been complied with, and (y) the preferred stock is converted in accordance with its terms, such shares of common stock or preferred stock, as the case may be, issuable upon such conversion will be duly authorized, legally issued, fully paid and nonassessable.

         (k) Assuming (i) a sufficient number of shares of common stock or preferred stock is authorized under the Company's articles of incorporation on the date of conversion or exchange of any debt securities, (ii) appropriate corporate action is taken in the future to authorize the issuance of any shares of common stock or preferred stock (including the filing of a Statement with Respect to Shares with the Secretary of State of the Commonwealth of Pennsylvania in the case of preferred stock) upon conversion or exchange of any debt securities and to establish the terms thereof, (iii) the debt securities have been duly issued and converted or exchanged, as the case may be, in accordance with their terms and the terms of the applicable Indenture and in the manner described in the Registration Statement, the prospectus and any prospectus supplement relating thereto, and (iv) no change occurs in any applicable law or fact, when (x) the pertinent provisions of all securities laws, including state securities and "blue sky" laws, as may be applicable have been complied with, and (y) the debt securities are converted or exchanged in accordance with their terms and the terms of the applicable Indenture, such shares of common stock or preferred stock, as the case may be, issuable upon such conversion or exchange will be duly authorized, legally issued and fully paid and nonassessable.

         (l) Assuming (i) appropriate corporate action is taken in the future to authorize the issuance of preferred stock (including the filing of a Statement with Respect to Shares with the Secretary of State of the Commonwealth of Pennsylvania in the case of preferred stock) or common stock upon exercise of any stock purchase contracts and to establish the terms thereof, (ii) a sufficient number of shares of common stock or preferred stock is authorized under the Company's articles of incorporation on the date of exercise of any stock purchase contract, (iii) the stock purchase contracts have been duly executed, delivered, issued and exercised in accordance with their terms and in the manner described in the Registration Statement, the prospectus and any prospectus supplement relating thereto, and (iv) no change occurs in any applicable law or pertinent facts, when (x) the pertinent provisions of all securities laws, including state securities and "blue sky" laws, as may be





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Board of Directors
Sovereign Bancorp, Inc.
June 22, 2004
Page 6


applicable have been complied with, and (y) the stock purchase contracts are exercised in accordance with their terms, the preferred stock or common stock, as the case may be, issuable upon the exercise of any stock purchase contracts will be duly authorized, validly issued and fully paid and nonassessable.

         (m) The Trusts have been duly created and are validly existing and in good standing as statutory trusts under the Delaware Statutory Trust Act, 12 Del. C. sec. 3801 et seq.

         (n) The preferred securities of the Trusts will represent valid and, subject to the qualifications set forth in paragraph (o) below, fully paid and nonassessable undivided beneficial interests in the assets of the respective Trust that issued such preferred securities.

         (o) The preferred security holders, as beneficial owners of the Trusts, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the preferred security holders may be obligated to make payments as set forth in each Declaration.

                             _______________________

         With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

         For purposes of this opinion, we have assumed (i) that each of the Declarations will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the applicable Trust, and that the Declarations and the Certificates of Trust will be in full force and effect and will not be amended, (ii) except with respect to the Company and the Trusts, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents,
(v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each person to whom a preferred security is to be issued by the Trusts (and any person who purchases such preferred security) of a preferred security certificate for such preferred security and the payment for such preferred security, in accordance with the Declarations and the Registration Statement, and (vii) that the preferred securities are authenticated, issued and sold to the preferred security holders in accordance with the Declarations and the Registration Statement.

         The opinions expressed in Paragraph (b) relating to the Indentures constituting valid and legally binding obligations of the Company and in Paragraphs (c), (f), (g) and (i) above, relating to whether the securities





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Board of Directors
Sovereign Bancorp, Inc.
June 22, 2004
Page 7

described therein will constitute valid and legal obligations of the Company that will be enforceable in accordance with their terms, are subject to the exception that the validity, enforceability, and binding nature of such securities and Indentures are subject to (i) applicable bankruptcy, insolvency, reorganization, liquidation, receivership, conservatorship, readjustment of debt, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally, (ii) any laws, regulations, or judicial decisions affecting the rights of creditors of a savings and loan holding company and any power granted to the Office of Thrift Supervision, the Federal Deposit Insurance Corporation (the "FDIC"), or any successor thereto in the event of bankruptcy or insolvency of any subsidiary of the Company whose deposits are insured by the FDIC or in the event the FDIC or any other person is appointed conservator or receiver for any such subsidiary, and (iii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         We call to your attention that we have only reviewed proposed forms of the debt securities, securities warrants, stock purchase contracts, and deposit agreement. To the extent that the actual securities issued and sold under the Registration Statement differ from such proposed forms of securities, the opinions expressed herein may not remain applicable.

         This opinion is limited to the laws of the Commonwealth of Pennsylvania and the State of Delaware, and we have not considered and express no opinion on the laws of any other jurisdiction. We assume no obligation to update or supplement our opinions set forth herein to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur.

         We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references to us under the heading "Legal Matters" in the related Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                        Very truly yours,

                                                        STEVENS & LEE

                                                        /s/ Stevens & Lee